Exhibit (k)(2)













MERRILL LYNCH
BANK USA
(A Wholly Owned Subsidiary of
Merrill Lynch & Co., Inc.)

Condensed Consolidated Financial Statements (Unaudited) for the Quarterly Periods Ended March 30, 2007 and March 31, 2006

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)



TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

FINANCIAL STATEMENTS (Unaudited):

   Condensed Consolidated Balance Sheets                                      1

   Condensed Consolidated Statements of Earnings                              2

   Condensed Consolidated Statements of Changes in Stockholder's Equity       3

   Condensed Consolidated Statements of Cash Flows                           4-5

   Notes to condensed consolidated financial statements                     6-36

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share amounts)
                                                                                          March 30,             December 29,
                                                                                             2007                   2006
                                                                                   -------------------   ---------------------
Assets
  Cash and due from banks                                                                    $ 70,629               $ 189,662
  Cash equivalents                                                                            207,000               3,043,000
  Trading assets                                                                            1,666,756               1,760,324
  Securities (includes securities pledged as collateral that can be sold or repledged of $413,935 and $4,230,402 at
    March 30, 2007 and December 29, 2006)                                                  22,753,398              23,288,311
  Loans held for sale ($1,328,325 at fair value in 2007)                                    2,672,568               2,720,687

  Loans and leases receivable                                                              32,584,494              35,276,322
  Allowance for loan and lease losses                                                        (247,783)               (254,440)
                                                                                           ----------               ---------
  Loans and leases receivable, net                                                         32,336,711              35,021,882

  Accrued interest receivable                                                                 270,686                 281,428
  Property and equipment, net                                                                  33,543                  27,255
  Net deferred income taxes                                                                   289,516                 280,726
  Derivative assets                                                                           112,456                 101,342
  Investment in Federal Home Loan Bank                                                        121,602                 121,602
  Receivable from Parent and affiliates                                                        51,302                  39,004
  Unsettled securities receivable                                                             414,982                       -
  Fees receivable                                                                              40,303                  37,777
  Other assets                                                                                332,803                 298,583
                                                                                             --------                -------
Total assets                                                                             $ 61,374,255            $ 67,211,583
                                                                                        =============            ============
Liabilities and Stockholder's Equity

Liabilities
  Interest-bearing deposits                                                              $ 52,481,851            $ 54,802,579
  Federal funds purchased and securities
    sold under agreements to repurchase                                                     1,283,765               4,778,833
  Unsettled securities payable                                                                 67,311                       -
  Payable to Parent and affiliates                                                            242,586                 292,938
  Current income taxes payable, net                                                           281,873                 229,899
  Subordinated debt                                                                           500,000                 500,000
  Other liabilities                                                                          684,414                 951,586
                                                                                             --------                -------
           Total liabilities                                                               55,541,800              61,555,835

Stockholder's equity
  Preferred stock, 6% noncumulative, par value $1,000;
    1,000,000 shares authorized, issued, and outstanding                                    1,000,000               1,000,000
  Common stock, par value $1; 1,000,000 shares authorized,
    issued, and outstanding                                                                     1,000                   1,000
  Paid-in capital                                                                           2,427,681               2,427,681
  Retained earnings                                                                         2,406,210               2,227,359
  Accumulated other comprehensive loss, net of tax                                             (2,436)                   (292)
                                                                                             --------                   -----
          Total stockholder's equity                                                        5,832,455               5,655,748
                                                                                           ----------               ---------

Total liabilities and stockholder's equity                                              $ 61,374,255             $ 67,211,583
                                                                                        =============            ============

------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).



                                       1



MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

-------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                Three Months Ended
                                                                  March 30,                       March 31,
                                                                     2007                            2006
                                                               -----------------              -----------------

Interest income:
  Loans and leases receivable                                         $ 693,250                       $ 687,230
  Mortgage-backed and asset-backed securities                           281,712                         140,154
  U.S. Treasury and government agency securities                             88                           1,573
  Non-U.S. government agency securities                                       -                           1,100
  Corporate debt securities                                              35,346                          28,619
  Trading assets                                                         24,816                          13,340
  Federal funds sold, securities purchased under
     agreements to resell, and cash equivalents                          19,356                          32,294
                                                                        -------                          ------
          Total interest income                                       1,054,568                         904,310
                                                                              -                               -
Interest expense:
  Deposits                                                              453,437                         378,329
  Federal funds purchased and securities
     sold under agreements to repurchase                                 39,093                           2,065
  Other borrowings                                                       19,027                           8,712
                                                                        -------                           -----
          Total interest expense                                       511,557                          389,106
                                                                       --------                         -------
                                                                              -                               -
Net interest income                                                     543,011                         515,204
Provision for loan and lease losses                                       1,520                          15,535
                                                                         ------                          ------
Net interest income after provision for loan and lease losses           541,491                         499,669

Noninterest income:
  Credit and banking fees                                               131,319                         109,400
  Servicing and other fees, net                                          77,008                          79,638
  Transfer service, subaccountant, registrar, and fiscal agent fees      71,311                          66,428
  Equity and partnership interests                                       13,320                           5,451
  Gains on sale of loans, net                                            12,923                          13,956
  Trustee fees                                                            9,763                           8,325
  Trading gains, net                                                      6,110                           5,577
  Gains on sale of securities, net                                        5,853                           7,931
  Gains on nonhedging derivatives, net                                      690                           2,174
  Other                                                                   6,337                          10,793
                                                                         ------                          ------
           Total noninterest income                                     334,634                         309,673

Noninterest expenses:
  Compensation and benefits                                              59,613                         168,462
  Deposit administration fees                                            33,515                          33,604
  Service fees to Parent and affiliates                                  24,671                          16,277
  Communications and technology                                          18,270                          14,754
  FDIC and state assessments                                              8,079                           2,386
  Loan servicing and administration                                       5,786                           6,694
  Occupancy and related depreciation                                      4,763                           4,499
  Professional fees                                                       3,345                           3,240
  Trust management fees                                                   2,480                           3,657
  (Recovery of prior provision) provision for unfunded
   loan commitments                                                      (1,235)                          7,265
  Other                                                                   5,012                          11,467
                                                                         ------                          ------
          Total noninterest expenses                                    164,299                         272,305
                                                                       --------                         -------

Earnings before income taxes                                            711,826                         537,037

  Income taxes                                                          266,526                         189,476
                                                                       --------                         -------

Net earnings                                                          $ 445,300                       $ 347,561
                                                                     ==========                       =========

-------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).




                                       2

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (Unaudited)
For the Three Months Ended March 30, 2007 and March 31, 2006

-------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)

                                                                                                  Accumulated
                                                                                                    Other                Total
                                Preferred        Common          Paid-in        Retained        Comprehensive        Stockholder's
                                  Stock           Stock         Capital        Earnings        Income (Loss)           Equity
                              ---------------   -----------  --------------  -------------   ------------------   ------------------

Balance, December 30, 2005        $1,000,000        $1,000       $2,367,681     2,570,335            $(10,801)           $5,928,215

Comprehensive income:
   Net Earnings                                                                   347,561                                   347,561
   Other comprehensive income:
     Net unrealized gains on
     securities (net of taxes
     of $3,289)                                                                                          2,067                2,067
     Deferred losses on cash
     flow hedges (net of tax
     benefit of $1,454 and
     reclassification of
     $1,747 of gains included
     in earnings)                                                                                      (2,327)              (2,327)
                                                                                                                  ------------------
   Total comprehensive income                                                                                               347,301
   Capital distribution
   resulting from an internal
   reorganization (Note 2)                                                       (24,224)                                  (24,224)
   Dividends declared                                                           (250,000)                                 (250,000)
                              ---------------   -----------  --------------  -------------   ------------------   ------------------
Balance, March 29, 2006           $1,000,000        $1,000       $2,367,681    $2,643,672            $(11,061)           $6,001,292
                              ===============   ===========  ==============  =============   ==================   ==================

Balance, December 31, 2006        $1,000,000        $1,000      $2,427,681     $2,227,359               $(292)           $5,655,748

Comprehensive income:
   Net Earnings                                                                   445,300                                   445,300
   Other comprehensive income:
     Net unrealized losses on
     securities (net of taxes
     of $4,468)                                                                                        (8,345)              (8,345)
     Deferred gains on cash
     flow hedges (net of taxes
     of $3,959 and
     reclassification of
     $3,454 of losses included
     in earnings)                                                                                        6,201                6,201
                                                                                                                  ------------------
   Total comprehensive income                                                                                               443,156

   Cumulative effect of the
   adoption of SFAS No. 159
   (Note 15)                                                                      (5,728)                                   (5,728)
   Cumulative effect of the
   adoption of FIN 48 (Note 9)                                                   (10,721)                                  (10,721)
   Dividends declared                                                           (250,000)                                 (250,000)
                              ---------------   -----------  --------------  -------------   ------------------   ------------------
Balance, March 30, 2007           $1,000,000        $1,000      $2,427,681     $2,406,210             $(2,436)           $5,832,455
                              ===============   ===========  ==============  =============   ==================   ==================

--------------------------------------------------------------------------------------------------------------------------
The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).








                                       3


MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

--------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                Three Months Ended
                                                                                            March 30,         March 31,
                                                                                              2007             2006
                                                                                         ---------------  ----------------
Cash Flows From Operating Activities
  Net earnings                                                                                $ 445,300         $ 347,561
  Adjustments to reconcile net earnings to net cash provided by (used for)
      operating activities:
      Provision for loan and lease losses                                                         1,520            15,535
      (Recovery of prior provision) provision for unfunded loan commitments                      (1,235)            7,265
      Lower of cost or market adjustments on held-for-sale loans                                  3,003               129
      Net gains on fair value option election of auto loans                                     (15,125)                -
      Gains on sales of securities                                                               (5,853)           (7,931)
      Deferred income taxes                                                                     (13,439)          (17,386)
      Depreciation and amortization                                                               1,942             2,208
      Net amortization of premium                                                                   132             1,031
      (Gains) losses on trading assets                                                           (1,874)            3,554
      Gains on nonhedging derivatives, net                                                      (22,694)           (2,174)
      Gains on sale of loans                                                                       (801)          (14,085)
      Other                                                                                      10,338           (12,813)

  Changes in operating assets and liabilities:
      Origination, purchases, and drawdowns on loans held for sale, net of repayments          (487,984)       (3,338,325)
      Net proceeds from sales of loans held for sale                                            519,076         2,371,677
      Purchases of trading assets                                                            (1,555,234)       (2,086,932)
      Proceeds from sales and maturities of trading securities                                2,052,600         2,400,785
  Net change in:
      Accrued interest receivable                                                                10,742           (14,670)
      Net deferred income taxes                                                                  12,803           (20,791)
      Current income taxes payable                                                               44,327           117,715
      Unsettled securities purchased                                                             67,311           268,511
      Unsettled securities sold                                                                (414,982)                -
      Receivable from Parent and affiliated companies                                           (12,300)          (74,778)
      Payable to Parent and affiliated companies                                                (50,351)           69,810
      Other, net                                                                               (279,498)          (55,924)
                                                                                              ----------         --------
            Net cash provided by (used for) operating activities                                307,724           (40,028)

Cash Flows From Investing Activities
  Proceeds from (payments for) securities:
       Purchases                                                                             (3,150,985)       (4,019,774)
       Sales                                                                                  2,726,955         3,240,659
       Maturities                                                                               528,331           657,992
  Net change in:
       Federal funds sold                                                                             -            25,000
       Loans and leases receivable                                                            2,695,995           177,163
       Cash received from (delivered to) counterparties to collaterize derivative               (11,031)           59,779
       obligations, net
  Proceeds from nonhedging derivatives                                                           22,004                 -
  Proceeds from sale of mortgage servicing assets                                                     -             3,147
  Purchases of property and equipment                                                            (8,230)           (1,717)
                                                                                               --------           -------
            Net cash provided by investing activities                                         2,803,039           142,249

Cash Flows From Financing Activities
  Increase (decrease) in:
       Deposits                                                                              (2,320,728)        1,369,215
       Federal funds purchased and securities sold under agreements to repurchase            (3,495,068)          100,000
  Capital distribution resulting from an internal reorganization (Note 2)                             -           (24,224)
  Payment of dividends                                                                         (250,000)         (250,000)
                                                                                             ----------         ---------
             Net cash provided by (used for) financing activities                            (6,065,796)        1,194,991
                                                                                           ------------         ---------
             Increase in cash, due from banks and cash equivalents                           (2,955,033)        1,297,212
Cash, due from banks and cash equivalents, beginning of year                                 3,232,662          4,187,638
                                                                                             ----------         ---------
Cash, due from banks and cash equivalents, end of period                                      $ 277,629       $ 5,484,850
                                                                                             ==========       ===========


--------------------------------------------------------------------------------------------------------------------------
The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).


                                       4


MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (continued)

----------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                Three Months Ended
                                                                                          March 30,           March 31,
                                                                                            2007                 2006
                                                                                     --------------------  -----------------
Supplemental Disclosures of Cash Flow Information
  Cash paid during the period for:
Interest                                                                                       $ 503,182          $ 378,515
Income taxes                                                                                     227,991             94,704

Supplemental Disclosures of Noncash Investing and Financing Activities:

Transfer of available-for-sale securities to trading assets                                      406,373                  -
Dividends declared and unpaid                                                                     15,000            250,000
Unrealized gains (losses) on cash flow swaps, net of taxes                                         6,201             (2,327)
Transfers of repossessed assets from loans to other assets                                             -              9,478
Cumulative effect of the adoption of FIN 48 (Note 9)                                             (10,721)                 -
Unrealized (losses) gains on available-for-sale securities, net of taxes                          (8,345)             2,067
Cumulative effect of the adoption of SFAS No. 159 (Note 15)                                       (5,728)                 -
Charge-offs on loans                                                                             (11,565)           (12,425)






----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

For a complete discussion of Merrill Lynch Bank USA's ("MLBUSA" or the "Bank") accounting policies, refer to the Bank's 2006 audited condensed consolidated financial statements.

Principles of Consolidation and Basis of Presentation - The consolidated financial statements of MLBUSA include the accounts of MLBUSA and its subsidiaries, Merrill Lynch Business Financial Services Inc. ("MLBFS"), Merrill Lynch Commercial Finance Corporation ("MLCFC"), Merrill Lynch Cropduster Holdings, L.L.C. ("MLCH"), Financial Data Services, Inc. ("FDS"), Merrill Lynch Utah Investment Corporation ("MLUIC"), Merrill Lynch NJ Investment Corporation ("MLNJIC"), ML Private Finance, L.L.C. ("MLPF"), MLBUSA Funding Corporation ("MLBFC"), Merrill Lynch NFA Funding Corporation ("MLNFA"), MLBUSA Community Development Corp. ("MLBUSACDC"), and Merrill Lynch NMTC Corp. ("MLNMTC"). MLBUSA's subsidiaries are wholly owned or are controlled through a majority voting interest or consolidated based on a risks and rewards approach required by the Financial Accounting Standards Board ("FASB") revised Interpretation No. ("FIN") 46R (revised December 2003), Consolidated Variable Interest Entities. All significant intercompany accounts and transactions between MLBUSA and its subsidiaries have been eliminated.

These unaudited condensed consolidated financial statements should be read in conjunction with the Bank's audited 2006 condensed consolidated financial statements. The nature of MLBUSA's business is such that the results of any interim period are not necessarily indicative of results for a full year.

The consolidated financial statements conform with accounting principles and prevailing industry practices generally accepted in the United States of America. Generally accepted accounting principles ("GAAP") require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes. Estimates, by their nature, are based upon judgment and available information; therefore, changing economic conditions and economic prospects of borrowers may result in actual performance that differs from those estimated and could have a material impact on the consolidated financial statements. It is possible that such changes could occur in the near term. Significant estimates made by management are discussed in these notes as applicable.

MLBUSA's consolidated financial statements have been restated to reflect ML Group's contribution of FDS's common stock to the Bank in an internal reorganization accounted for in a manner similar to a pooling of interest (see
Note 2).

MLBUSA's 2007 and 2006 fiscal quarters end on the last Friday of March, June, September, and December.

The condensed consolidated statements of cash flows for the three months ended March 31, 2006 reflect the correction of an error in presentation of Origination, purchases, and drawdowns on loans and leases held for sale, net of repayments and Net proceeds from sales of loans and leases held for sale. The effect of restatement is an increase in the previously reported amounts of $300,979. Net cash provided by (used for) operations was unchanged.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

Effective July 1, 2006, Merrill Lynch & Co., Inc. (the "Parent") transferred 100% of its ownership interest in MLBUSA to Merrill Lynch Group Inc. ("ML Group"), a wholly owned subsidiary of Merrill Lynch & Co., Inc.

Recently Issued Accounting Pronouncements - On February 15, 2007 the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 159, The Fair Value Option for Financial Assets and Liabilities ("SFAS No. 159"). SFAS No. 159 provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities, with changes in fair value recognized in earnings as they occur. SFAS No. 159 permits the fair value option election on an instrument by instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007 provided that the entity: makes that choice in the first 120 days of that fiscal year; has not yet issued financial statements for any interim period of the fiscal year of adoption; and also elects to apply the provisions of Statement No. 157, Fair Value Measurements ("SFAS No. 157"). The Bank adopted SFAS No.159 as of December 30, 2006, the first day of its fiscal year. The effect of adopting this standard on the accounting records and footnote disclosures are reflected in these financial statements. The effect of adopting SFAS No. 159 did not have a material impact on the condensed consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. SFAS No. 157 eliminates the guidance in EITF Issue No. 02-3, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities" ("EITF No. 02-3"), that prohibits recognition of day one gains or losses on derivative transactions where model inputs that significantly impact valuation are not observable. SFAS No. 157 also prohibits the use of block discounts for large positions of unrestricted financial instruments that trade in an active market. SFAS No. 157 also requires an issuer to incorporate changes in its own credit spreads when determining the fair value of its liabilities. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The provisions of SFAS No. 157 are to be applied prospectively, except that the provisions related to block discounts and existing derivative financial instruments measured under EITF No. 02-3 are to be applied as a one-time cumulative effect adjustment to opening retained earnings in the year of the adoption. MLBUSA adopted SFAS No. 157 as of December 30, 2006, the first day of its fiscal year. The effect of adopting SFAS No. 157 on the accounting records and footnote disclosures are reflected in these financial statements. The effect of adopting SFAS No. 157 did not have a material impact on the condensed consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB No. 108") to provide guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB No. 108 requires a company to apply an approach that considers both (1) the amount by which the current year income statement is misstated ("rollover approach") and (2) the cumulative amount by which the current year balance sheet is misstated ("iron curtain approach"). Prior to the issuance of SAB No. 108, many

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

companies applied either the rollover or iron-curtain approach for purposes of assessing materiality of misstatements. SAB No. 108 is effective for fiscal years ending after November 15, 2006. Upon adoption, SAB No. 108 allowed a one-time cumulative effect adjustment against retained earnings for those prior year misstatements that were not material under a company's prior approach, but that are deemed material under the SAB No. 108 approach. The adoption of SAB No. 108 did not have a material impact on the condensed consolidated financial statements.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Bank adopted FIN 48 on December 30, 2006, the first day of its fiscal year. The impact of the adoption of FIN 48 resulted in a charge to beginning retained earnings and an increase to the liability for unrecognized tax benefits of $10,721 primarily related to additional tax reserves. See Note 9 to the condensed consolidated financial statements for further information.

In April 2006, the FASB issued a FASB Staff Position ("FSP") FIN 46(R)-6, Determining the Variability to be Considered in Applying FIN 46R ("the FSP"). The FSP clarifies how companies must evaluate whether a contract or arrangement creates or absorbs variability based on an analysis of the entity's design. The "by-design" approach may impact a company's determination of whether an entity is a variable interest entity and which party, if any, is the primary beneficiary. The Bank adopted the FSP beginning in the third quarter of 2006 for all new entities with which MLBUSA became involved. The Bank will apply the provisions of the FSP to all entities previously required to be analyzed under FIN 46R when a reconsideration event occurs as defined under paragraph 7 of the interpretation. The adoption of the FSP did not have a material impact on MLBUSA condensed consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets ("SFAS No. 156"). SFAS No. 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to require all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. SFAS No. 156 also permits servicers to subsequently measure each separate class of servicing assets and liabilities at fair value rather than at the lower of cost or market. For those companies that elect to measure their servicing assets and liabilities at fair value, SFAS No. 156 requires the difference between the carrying value and fair value at the date of adoption to be recognized as a cumulative effect adjustment to retained earnings as of the beginning of the fiscal year in which the election is made. SFAS No. 156 was adopted by the Bank effective as of December 30, 2006, the first day of its current fiscal year. Adoption of SFAS No. 156 did not have a material impact on the condensed consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140 ("SFAS No. 155"). SFAS No. 155 permits interests in hybrid financial instruments that contain an embedded derivative that would

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

otherwise require bifurcation to be accounted for as a single financial instrument at fair value with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial instruments held, obtained, or issued as of the adoption date. The Bank adopted SFAS No. 155 on a prospective basis effective December 30, 2006, the first day of its fiscal year. As the standard is adopted prospectively, there was no cumulative-effect adjustment on the condensed consolidated financial statements.

Effective for the first quarter of 2006, Merrill Lynch & Co., Inc. adopted the provisions of SFAS No. 123 (revised 2004), Share-Based Payment, a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123R"). The Bank participates in the Parent's stock based compensation plans and is affected by the Parent's adoption of SFAS No. 123R. Under SFAS No. 123R, compensation expense for share-based awards that do not require future service is recorded immediately, and share-based awards that require future service continue to be amortized into expense over the relevant service period. The Parent adopted SFAS No. 123R under the modified prospective method whereby the provisions of SFAS No. 123R are generally applied only to share-based awards granted or modified subsequent to adoption. Thus, for MLBUSA, SFAS No. 123R requires the immediate expensing of share-based awards granted or modified in 2006 to retirement-eligible employees, including awards that are subject to non-compete provisions. The total expense for the stock-based compensation awards for the 2005 performance year granted to retirement-eligible employees in January 2006 was recognized in the first quarter of 2006. In addition, beginning with performance year 2006, MLBUSA accrued the expense for future awards to be granted to retirement eligible-employees over the award performance year. Compensation expense for all future stock awards granted to employees not eligible for retirement with respect to those awards will be recognized over the applicable vesting period.

Prior to the adoption of SFAS No. 123R, the Bank had recognized expense for share-based compensation over the vesting period stipulated in the grant for all employees, including those who had satisfied retirement eligibility criteria but were subject to a non-compete agreement that applied from the date of retirement through each applicable vesting period. MLBUSA had accelerated any unrecognized compensation cost for such awards if a retirement-eligible employee left the firm. Because SFAS No. 123R applies only to awards granted or modified in 2006, expenses for share-based awards granted prior to 2006 to employees who were retirement-eligible with respect to those awards prior to the adoption of SFAS No. 123R must continue to be amortized over the stated vesting period.

The Bank participates in the Parent's long term incentive compensation plans. The Parent, after completing a comprehensive review of all stock-based incentive compensation awards, determined that future stock grants should contain more stringent provisions regarding age and length of service requirements for employees to be eligible to retire while the stock awards continue to vest. To facilitate transition to the more stringent future requirements, the terms of most outstanding stock awards previously granted to employees were modified, effective March 31, 2006, to be immediately eligible for retirement with respect to those earlier awards, though the vesting and non-compete provisions for those awards remain in force. As the provisions of SFAS No. 123R also apply to awards modified in 2006, these modifications required the Bank to record an additional one-time compensation expense in the first quarter of 2006 for the remaining unamortized amount of all awards to employees who had not previously been retirement-eligible under the original provisions of those awards. Compensation

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

expense for all future stock awards granted to employees not eligible for retirement with respect to those awards will be recognized over the applicable vesting period.

The one-time charge associated with the adoption of SFAS No. 123R and the policy modifications to previous awards resulted in a net charge to compensation expense in 2006 of approximately $72 million pre-tax and $44 million after-tax. The charge for adoption of SFAS No. 123R was approximately $34 million pre-tax and $21 million after-tax. The charge for policy modifications to previous awards was approximately $38 million pre-tax and $23 million of the after-tax.


2. INTERNAL REORGANIZATION

In July 2006, Merrill Lynch Trust Company, FSB ("MLTC-FSB"), an affiliate of the Bank, received approval from the Office of Thrift Supervision ("OTS") to become a full-service thrift institution as part of an internal reorganization of certain banking businesses of the Parent. The reorganization provides the Parent with a more efficient platform to deliver banking products and services to clients and a more effective avenue for future growth.

As part of the reorganization that occurred on August 5, 2006, Merrill Lynch Bank & Trust Co. ("MLB&T"), an existing FDIC-insured depository institution affiliate of MLBUSA, was merged with MLTC-FSB, and MLTC-FSB was renamed Merrill Lynch Bank & Trust Co., FSB ("MLBT-FSB"). The new entity is regulated by the OTS and its deposits are insured by the FDIC.

Also as part of the internal reorganization, MLBUSA received all common shares of FDS, a wholly owned indirect subsidiary of the Parent principally serving as transfer agent, subaccountant, registrar, and fiscal agent for mutual funds and money market deposit accounts, as a capital contribution. MLBUSA accounted for the receipt of FDS' ownership interest in accordance with SFAS No. 141, Business Combinations, Appendix D, in a manner similar to a pooling of interests. Pooling of interests accounting prescribes that the condensed consolidated financial statements be restated so that the business received is reflected in the condensed consolidated financial statements as if it had been transferred as of the beginning of the reported upon periods in the annual financial statements, or December 27, 2003. The pooling of interests from the addition of FDS to the MLBUSA consolidated entity resulted in an increase of $214,536 to the Bank's total stockholder's equity on December 30, 2005. Certain taxes paid by FDS on behalf of its previously owned subsidiary were recharacterized as distributions of capital as a result of the internal reorganization. The distribution of capital for the period ending March 31, 2006 was $24,224.

In addition, as part of the reorganization, on August 5, 2006 MLBUSA contributed all common shares of Merrill Lynch Credit Corporation ("MLCC"), a subsidiary serving primarily as a mortgage banker, and Merrill Lynch Community Development Company, LLC ("MLCDC"), a subsidiary serving primarily to make or purchase loans and investments to low and moderate income borrowers, to Merrill Lynch Mortgage and Investment Corporation ("MLMIC") in exchange for a 14.6 percent equity ownership interest in MLMIC, accounted for under the equity method of accounting. MLBUSA recorded its equity interest in MLMIC in an amount equal to MLBUSA's recorded investments in the transferred entities. As MLBUSA has retained a significant ongoing involvement in these entities, the

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

assets and operating results of MLCC and MLCDC are included in MLBUSA's assets and operating results until August 5, 2006, the date MLBUSA transferred its ownership interests in the entities to MLMIC.

3. CASH EQUIVALENTS

Included in cash equivalents as of March 30, 2007 and December 29, 2006 were $207,000 and $2,343,000, respectively, of federal funds sold and $0 and $700,000, respectively, of securities purchased under agreements to resell. The estimated fair value of the securities received as collateral for these transactions that can be sold or pledged by MLBUSA totaled $0 and $738,939 as of March 30, 2007 and December 29, 2006, respectively.

4.  SECURITIES

Securities reported on the condensed consolidated balance sheets are as follows:

                                   March 30,               December 29,
                                     2007                      2006
                             ----------------------     -------------------


  Available-for-sale              $ 20,424,892             $20,977,942
  Held-to-maturity                       2,318                   2,000
  Non-qualifying  (1)                2,326,188               2,308,369
                                     ----------              ---------


  Total                           $ 22,753,398             $23,288,311
                                  =============            ===========




(1) Nonqualifying includes a corporate preferred stock issue that does not have a readily determinable fair value. The security does not qualify as a marketable equity security under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115") and is accounted for at cost.



Information regarding investment securities subject to SFAS No. 115 follows:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                                            March 30, 2007
                                         ---------------------------------------------------------------------------------
                                                                    Gross              Gross
                                              Amortized           Unrealized         Unrealized            Estimated
                                                Cost                Gains              Losses             Fair Value
                                         --------------------  -----------------  -----------------   --------------------

Available-for-sale
  Mortgage-backed securities                    $ 13,469,496           $ 65,998          $ (57,443)          $ 13,478,051
  Asset-backed securities                          6,702,346              5,052            (11,577)             6,695,821
  Corporate debt securities                          243,047                809               (334)               243,522
  U.S. Treasuries and
     government securities                             7,495                  3           -                         7,498
                                                      ------                 --          =                          -----
  Total                                        $ 20,422,384           $ 71,862           $ (69,354)          $ 20,424,892
                                               =============          =========        ===========           ============
Held-to-maturity
  Mortgage-backed securities                         $ 2,318                $ -                $ -                $ 2,318
                                                    ========               ====               ====                =======




                                                                           December 29, 2006
                                          ----------------------------------------------------------------------------------
                                                                      Gross              Gross
                                               Amortized            Unrealized         Unrealized           Estimated
                                                  Cost                Gains              Losses             Fair Value
                                          ---------------------  -----------------  -----------------  ---------------------
Available-for-sale
  Mortgage-backed securities                    $ 12,722,021           $ 69,914          $ (56,976)          $ 12,734,959
  Asset-backed securities                          7,581,101            10,473              (5,991)             7,585,583
  Corporate debt securities                          243,072                627                (79)               243,620
  U.S. Treasuries and
     government securities                           171,234            -                   (8,812)               162,422
  Non-U.S. government securities                    253,810             -                   (2,452)               251,358
  Total                                        $ 20,971,238           $ 81,014           $ (74,310)          $ 20,977,942
                                               =============          =========        ===========           ============
Held-to-maturity
  Mortgage-backed securities                         $ 2,000                $ -                $ -                $ 2,000
                                                    ========               ====               ====                =======



At March 30, 2007 and December 29, 2006, $67,311 and $0, respectively, of security purchases were unsettled with the related payable reported in unsettled securities payable.


The activity from sales of securities is summarized below:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

                                             Three Months Ended
                                 March 30,                     March 31,
                                   2007                          2006
                            --------------------          --------------------

Available-for-sale
Proceeds                            $ 2,726,955                   $ 3,240,659
Net realized gains (1)                    5,853                         7,931
Tax provision                             2,184                         3,043

Trading
Proceeds                            $ 1,997,274                   $ 2,278,328
Realized gains (losses)                   1,874                        (3,554)
Tax provision (benefit)                     719                        (1,250)


      (1) Includes losses on derivatives hedging the available-for-sale portfolio for the three months ended March 30, 2007 and March 31, 2006 of $452 and $21,021, respectively.



Available-for-sale securities with unrealized losses as of March 30, 2007 and December 29, 2006 are presented in the following table by the length of time individual securities have been in a continuous unrealized loss position. The fair value and unrealized loss amounts are reported net of derivatives qualifying as hedges.



                                                                                                         March 30, 2007
                                                                                        -------------------------------------------
                                                                                                       Less than 12 months
                                                                                        -------------------------------------------

                                                                               Gross                Estimated          Gross
                                Amortized Cost      Estimated Fair Value   Unrealized Loss         Fair Value      Unrealized Loss
                                --------------      --------------------   ---------------         ----------      ---------------
Mortgage-backed securities          $ 7,785,673           $ 7,772,042           $ (13,631)          $ 7,521,849         $ (9,991)
Asset-backed securities               3,740,419             3,728,842             (11,577)            3,601,006           (7,265)
Corporate debt securities               171,433               170,921                (512)              124,654             (334)

                                --------------      --------------------   ---------------         ----------      ---------------
Total                              $ 11,697,525          $ 11,671,805           $ (25,720)         $ 11,247,509        $ (17,590)
                                --------------      --------------------   ---------------         ----------      ---------------



                                             March 30, 2007
                               ----------------------------------------
                                       Greater than 12 months
                               ----------------------------------------
                                        Estimated         Gross
                                        Fair Value    Unrealized Loss
                                        ----------    ---------------
Mortgage-backed securities              $ 250,193            $ (3,640)
Asset-backed securities                   127,836              (4,312)
Corporate debt securities                  46,267                (178)

                                        ----------    ---------------
Total                                   $ 424,296            $ (8,130)
                                        ----------    ---------------





                                       13

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)


                                                                                                       December 29, 2006
                                                                                               -------------------------------------
                                                                                                       Less than 12 months
                                                                                               -------------------------------------
                                                                                 Gross                                   Gross
                                                        Estimated Fair        Unrealized        Estimated Fair         Unrealized
                                  Amortized Cost            Value                Loss                Value                Loss
                                 ------------------    -----------------     --------------    ------------------    ---------------
Mortgage-backed securities        $3,738,023           $3,731,356            $(6,667)          $3,481,062            $(2,851)
Asset-backed securities            2,909,353            2,903,361            (5,992)           2,752,430             (1,395)
Corporate debt securities          146,448              146,188              (260)             146,188               (260)
U.S. Treasuries and
   government securities           163,827              157,381               (6,446)           -                     -
Non-U.S. government securities     253,810              245,536               (8,274)           -                     -
                                 ------------------    -----------------     --------------    ------------------    ---------------
Total                             $7,211,461             $7,183,822            $(27,639)         $6,379,680            $(4,506)
                                   ==================    =================     ==============    ==================   ==============





                                                December 29, 2006
                                  --------------------------------------
                                         Greater than 12 months
                                  --------------------------------------
                                                            Gross
                                   Estimated Fair
                                       Value           Unrealized Loss
                                  -----------------    -----------------
Mortgage-backed securities        $250,294             $(3,816)
Asset-backed securities           150,931              (4,597)
Corporate debt securities         -                    -
U.S. Treasuries and
   government securities          157,381              (6,446)
Non-U.S. government securities    245,536              (8,274)
                                  -----------------    -----------------
Total                              $804,142             $(23,133)
                                   =================   ================




As of March 30, 2007 and December 29, 2006, approximately 92 percent and 90 percent, respectively, of the securities with unrealized losses are either AA or AAA rated. MLBUSA has the ability and the intent to hold these securities for a period of time sufficient for a forecasted market price recovery of at least the amortized cost of the securities.

During the quarter ended March 30, 2007, the Bank determined that an available-for-sale asset-backed security was other-than-temporarily impaired and recognized a loss of $44 as a result of this impairment determination. No securities were identified as other-than-temporarily impaired in 2006.

The change in net unrealized gains (losses) on securities included in other comprehensive income represents the sum of the net unrealized holding gains and reclassification adjustments of securities net of the hedge accounting effects.
Reclassification adjustments are amounts recognized in net earnings during the current period that had been part of other comprehensive income in previous periods.

The following tables provide a rollforward of other comprehensive income balances, including changes related to available for sale securities and cash flow hedging activities:



                                       14

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)



                                                                     Three Months Ended March 30, 2007
                                                          --------------------------------------------------------
                                                            Available for
                                                           Sale Securities      Cash Flow Hedges        Total
                                                          ------------------    -----------------    -------------

Balance, beginning of period                                       $4,779           $ (5,071)               $(292)

Net unrealized holding (losses) gains
  arising during the period, net of taxes                         (12,371)             2,747               (9,624)

Reclassification adjustment for net losses
  (gains) included in net earnings, net of taxes                    4,026              3,454                7,480

                                                          ------------------    -----------------    -------------
Balance, end of period                                           $ (3,566)            $1,130             $ (2,436)
                                                          ==================    =================    =============


                                                                   Three Months Ended March 31, 2006
                                                        --------------------------------------------------------
                                                          Available for
                                                         Sale Securities        Cash Flow Hedges        Total
                                                        ------------------    ------------------   -------------

Balance, beginning of period                                    $ (11,235)             $ 434           $(10,801)

Net unrealized holding (losses) gains
  arising during the period, net of taxes                          (2,840)              (580)            (3,420)

Reclassification adjustment for net losses
  (gains) included in net earnings, net of taxes                    4,907             (1,747)             3,160

                                                        ------------------    ------------------   -------------
Balance, end of period                                           $ (9,168)          $ (1,893)          $(11,061)
                                                        ==================    ==================   =============


The maturity schedule of all available-for-sale securities at amortized cost and estimated fair values is presented below. The distribution of mortgage-backed and asset-backed securities is based on contractual maturities. Actual maturities may differ because the issuer may have the right to call or prepay the obligations.



                                                                                    March 30, 2007
                                                                     -------------------------------------------
                                                                         Amortized               Estimated
                                                                            Cost                Fair Value
                                                                     -------------------    --------------------

Available-for-sale
Due in one year or less                                                   7,510                  7,514
Due after one year through five years                                   607,649                608,224
Due after five years through ten years                                  640,932                641,370
Due after ten years                                                  19,166,293             19,167,784
Total                                                          $     20,422,384       $     20,424,892
                                                                     ==================     =================
Held-to-maturity                                                         $2,318                 $2,318
Due after ten years                                                      ======                  =====



                                       15

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)



5.  LOANS HELD FOR SALE AND LOANS AND LEASES RECEIVABLE

Loans held for sale consist of:




                                                      March 30,             December 29,
                                                        2007                    2006
                                                  ------------------      ------------------

 Automobile (at fair value in 2007)                 $1,328,325                $1,598,047
 Commercial                                            658,937                   672,653
 Real Estate                                           565,802                   580,262
 Other consumer                                         99,394                   105,791
 Credit card                                             9,066                    17,130
 Residential mortgages - 1-4 family                     24,411                    27,077
 Deferred fees, net                                    (13,367)                 (280,273)
                                                     ---------                ----------
Total                                               $2,672,568                $2,720,687
                                                  ============               ===========


Loans held for sale are reported at the lower of aggregate cost or market value
(LOCOM). Changes in the cumulative LOCOM adjustment, the current year portion of which is included in gains on sale of loans, for the three months ended March
30, 2007 and March 31, 2006 are summarized below:




                                                                                  Three Months Ended
                                                                  March 30,                               March 31,
                                                                     2007                                    2006
                                                          ---------------------------             ---------------------------

Balance, beginning of period                                             $    14,803                             $    52,035
LOCOM expense (recovery)                                                       3,003                                     129
Foreign exchange revaluation                                                     (2)                                    (20)
                                                          ---------------------------             ---------------------------
Balance, end of period                                                  $    17,804                             $    52,144
                                                          ---------------------------             ---------------------------




Loans and leases receivable are summarized below:


                                       16

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)





                                                                             March 30,           December 29,
                                                                               2007                  2006
                                                                         ------------------    -----------------

Consumer
 Residential mortgages - 1-4 family                                        $5,136,530            $5,110,659
 Securities-based                                                           4,967,925             4,778,236
 Delayed debit                                                                 61,309                63,564
 Unsecured                                                                     43,193                24,709
 Residential mortgages - home equity                                           13,694                14,929
                                                                         ------------------    -----------------
   Total consumer                                                          10,222,651             9,992,097

Commercial
 Asset-based                                                                7,993,149            10,056,951
 Commercial and industrial                                                  5,429,824             5,373,187
 Real estate                                                                4,855,460             5,057,674
 Securities-based                                                           1,657,795             1,571,626
 Unsecured                                                                  1,564,502             1,385,589
 Lease financing                                                              840,555               816,118
 Hedge fund lending                                                           293,481             1,293,695
 Other                                                                             18                   448
                                                                          ------------------    -----------------
   Total commercial                                                        22,634,784            25,555,288

Deferred fees, net                                                           (272,941)             (271,063)
                                                                         ------------------    -----------------

Total                                                                     $32,584,494           $35,276,322
                                                                         ===============       =============



The principal balance of non-accruing loans was $210,653 and $195,863 at March
30, 2007 and December 29, 2006, respectively.











Information pertaining to impaired loans is summarized below:

                                       17

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)


                                                                        March 30,            December 29,
                                                                          2007                   2006
                                                                    ------------------     -----------------

Impaired loans with an
  allowance for loan loss                                               $123,125               $121,609

Impaired loans without
   an allowance for loan loss                                              4,247                  4,422

Impaired loans that have been partially charged-off                       29,503                 14,858
                                                                      ==========              =========
Total impaired loans                                                    $156,875               $140,889
                                                                      ==========              =========
Allowance for loan losses
  related to impaired loans                                              $38,674                $36,447
                                                                      ==========              =========




                                                                                     Three Months Ended
                                                                             March 30,               March 31,
                                                                                2007                   2006
                                                                         -------------------    --------------------

Average investment
  in impaired loans                                                         $155,129               $    201,733
                                                                           =========              =================

Interest income recognized on
  impaired loans                                                                $708                     $1,209
                                                                           =========              =================

Interest income recognized on a
  cash basis on impaired loans                                                  $708                     $1,174
                                                                           =========              =================



6. ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED LOAN COMMITMENTS




                                       18

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)



Changes in the allowance for loan and lease losses are summarized below:





                                                                             Three Months Ended
                                                                    March 30,                 March 31,
                                                                       2007                      2006
                                                              ==================        =================

Balance, beginning of period                                   $      254,440          $        237,005
Provision for loan and lease losses                                     1,520                    15,535
Charge-offs, net of recoveries                                         (8,184)                   (8,974)

Foreign exchange revaluation                                                7                        55
                                                              ==================        =================

Balance, end of period                                         $      247,783          $        243,621
                                                              ==================        =================





Changes in the allowance for unfunded loan commitments (reported as a component of other liabilities) are summarized below:






                                                                          Three Months Ended
                                                                  March 30,                March 31,
                                                                    2007                      2006
                                                              ==================        =================

Balance, beginning of period                                 $        150,343         $         156,253

(Recovery of prior provision) provision                                (1,235)                    7,265

Foreign exchange revaluation                                               (2)                       29
                                                              ==================        =================
Balance, end of period                                       $        149,106         $         163,547
                                                              ==================        =================


7.  DEPOSITS

Deposits reported on the condensed consolidated balance sheets are summarized below:






                                                                   March 30,              December 29,
                                                                      2007                    2006
                                                              ==================        =================

  Money market deposits and
       NOW accounts                                               $50,336,870               $52,946,206

  Certificates of deposit                                           2,144,981                 1,856,373
                                                              ==================        =================

  Total                                                      $     52,481,851           $    54,802,579
                                                               ==================        =================






The weighted average interest rates for the three months ended March 30, 2007 for money market deposits and NOW accounts, and certificates of deposit
(including the effect of hedges), were 3.33% and 5.31%, respectively, and for the year ended December 29, 2006 were 3.14% and 4.90%, respectively.



                                       19

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)


8.  BORROWED FUNDS

Federal Funds Purchased and Securities Sold Under Agreements to Repurchase

Federal funds purchased were $888,000 and $704,000 at March 30, 2007 and December 29, 2006, respectively. Securities sold under agreements to repurchase were $395,765 and $4,074,833 at March 30, 2007 and December 29, 2006,
respectively. The weighted average interest rates for Federal funds purchased and securities sold under agreements to repurchase for March 30, 2007 were 5.35%
and 5.39%, respectively, and for the year ending December 29, 2006 were 5.14% and 5.37%, respectively.

Subordinated Debt

In connection with a credit facility between the Parent and MLBUSA (the
"Subordinated Debt Facility"), MLBUSA may borrow term subordinated debt in amounts to be agreed upon between MLBUSA and the Parent. Individual term subordinated advances have a maturity of six years. The maturity date of each advance automatically extends each year such that the remaining term is never less than five years. Either the Parent or MLBUSA may determine not to automatically extend the maturity upon proper notification to the other. The
Bank drew on the Subordinated Debt Facility on December 22, 2005, in the amount of $250,000. On December 21, 2006, the Bank drew an additional amount of $250,000. As of March 30, 2007 and December 29, 2006, the amount outstanding under this facility totaled $500,000. The weighted average interest rate for the three months ended March 30, 2007 was 5.89% and for the year ended December 29, 2006 was 5.64%.

Secured Credit Facility

In 2006, the Bank joined with the Parent and certain affiliates in a secured credit facility of $3,000,000. The Bank may borrow up to $3,000,000 less any amounts borrowed by the Parent and affiliates. The facility expires in May 2007, and includes a one year term-out option that allows the Bank to extend borrowings under the facility for a further year beyond the borrowings' expiration dates. The credit facility permits borrowings secured by a broad range of collateral, but does limit the amount of certain types of collateral.
There were no borrowings outstanding to any of the parties under the secured credit facility at March 30, 2007 and December 29, 2006.

Master Repurchase Agreement

In March 2007, the Bank entered into a master repurchase agreement with a third party, in which MLBUSA agrees to sell securities or other assets up to a maximum of $3,081,000. The third party agrees to resell the securities to MLBUSA on demand. As of March 30, 2007, no assets have been sold pursuant to this agreement. The Bank agrees to pay a 4.5 basis points commitment fee on any unutilized commitment amount.

9.  INCOME TAX


                                       20

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

The income tax provisions are summarized as follows:

                                                                        Three Months Ended

                                                              March 30,                  March 31,
                                                                 2007                      2006
                                                        -----------------------    ----------------------
U.S. Federal:
  Current                                                 $     238,254              $     193,295
  Deferred                                                      (10,899)                   (16,029)
                                                        -----------------------    ----------------------
                                                                227,355                    177,266
State and Local:
  Current                                                        41,711                     13,567
  Deferred                                                       (2,540)                    (1,357)
                                                        -----------------------    ----------------------
                                                                 39,171                     12,210
                                                        -----------------------    ----------------------

  Total                                                   $     266,526              $     189,476
                                                        -----------------------    ----------------------


As part of the consolidated group, the Bank transfers to the Parent its current
U.S. Federal, state and local tax assets and liabilities. Amounts payable to, or receivable from the Parent are settled quarterly. A reconciliation of the statutory U.S. Federal income tax rate to the Bank's effective tax rate is as follows:




                                                                         Three Months Ended

                                                                March 30,                March 31,
                                                                   2007                     2006
                                                           ---------------------    ---------------------


Statutory U.S. Federal income tax rate                            35.00 %                  35.00 %
U.S. State and local income taxes,
   net of U.S. Federal benefit                                     3.62 %                   1.49 %
Dividend received deductions                                      (0.69)%                  (0.90)%
Other                                                             (0.49)%                  (0.30)%
                                                           ---------------------    ---------------------

  Total                                                           37.44 %                  35.29 %
                                                           ===============          ===============


The Bank adopted FIN 48 effective the beginning of the first quarter of 2007 and recognized a charge to beginning retained earnings and an increase to the liability for unrecognized tax benefits of $10,721.
The total amount of unrecognized tax benefits as of the date of adoption of FIN 48 was $32,793. Of this total, approximately $21,315 (net of the federal benefit of state issues) represents the amount of unrecognized tax benefits that, if recognized, would favorably affect the effective tax rate in future periods.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

The Bank, as part of the consolidated group is included in the Parent's consolidated tax returns. The Parent accrues interest and penalties related to unrecognized tax benefits in tax expense for the consolidated group. Interest and penalties accrued as of January 1, 2007 is $0.

The Parent is under examination by the Internal Revenue Service ("IRS") and states in which the Parent has significant business operations. The tax years under examination vary by jurisdiction. The IRS audits are in progress for the tax years 2004-2006. The IRS audits for the 2004 and 2005 tax years are expected to be completed in 2007.

The Parent does not anticipate that unrecognized tax benefits will significantly change within 12 months of the reporting date.


10.  SECURITIZATION TRANSACTIONS AND TRANSACTIONS WITH VARIABLE
     INTEREST ENTITIES ("VIE")

Securitization Transactions

The Bank has a significant financial interest in a qualifying special purpose entity ("QSPE"). In 2001, MLBUSA securitized $648,634 of residential mortgage loans. To securitize these assets, MLBUSA established a QSPE, Merrill Lynch Bank Mortgage Loan Trust 2001-A ("2001-A"). MLBUSA received $648,105 of proceeds from this securitization and recognized a loss of $1,032, inclusive of transaction costs. The loss on sale of assets is determined with reference to the previous carrying amount of the financial assets transferred, which is allocated between the assets sold and the retained interests, based on their fair value at the date of transfer.

Subsequent to the securitization, MLBUSA repurchased $635,018 of securities issued by 2001-A, including the residual tranche. Specifically, the Bank retains a 97% interest in the VIE. Retained interests of $111,786 and $120,836 at March 30, 2007 and December 29, 2006, respectively, are recorded in available-for-sale mortgage-backed securities at fair value. To obtain fair values, quoted market prices are used if available. Where quotes are unavailable for retained interests, MLBUSA generally estimates fair value based on the present value of expected cash flows using management's estimate of the key assumptions, including credit losses, prepayment rates, and discount rates, commensurate with the risks involved.




The following table presents MLBUSA's key weighted-average assumptions used to estimate the fair value of the retained interests in 2001-A at March 30, 2007, and the pretax sensitivity of the fair values

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

to an immediate 10 and 20 percent adverse change in these assumptions:

---------------------------------------- ------ ---- ------------------- -----


Weighted average life (in years)                         2.60

Expected Credit losses (rate per annum)                  1.49%
10% adverse change                                     $ (354)
20% adverse change                                     $ (589)

Weighted average discount rate                           5.45%
10% adverse change                                   $ (1,029)
20% adverse change                                   $ (1,463)

Prepayment speed
(constant prepayment rate)                              25.00%
10% adverse change                                      $ (74)
20% adverse change                                      $(214)

---------------------------------------- ------ ---- ------------------- -----

The sensitivity analysis above is hypothetical and should be considered with caution. In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which may magnify or counteract the sensitivities. Further changes in fair value based on a 10% or 20% variation in an assumption or parameter generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the sensitivity analysis does not consider any hedging action that MLBUSA may take to mitigate the impact of any adverse changes in the key assumptions.

For the three months ended March 30, 2007 and March 31, 2006, cash flows received on the retained interests were $11,169 and $17,709, respectively. As of March 30, 2007, the principal amount outstanding and delinquencies of the 2001-A securitized mortgage loans were $117,225 and $6,345, respectively. For the three months ended March 30, 2007, the Bank recognized net credit losses in the amount of $55 on the 2001-A securitized mortgage loans.

 Transactions with Variable Interest Entities

A VIE is defined in FASB Interpretation No. 46R (revised December 2003), Consolidation of Variable Interest Entities ("FIN 46R") as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In the normal course of business, MLBUSA acts as a derivative counterparty, investor, transferor, guarantor and/or liquidity provider to various VIEs. As of March 30, 2007, MLBUSA had entered into two transactions with VIEs for which MLBUSA was deemed the primary beneficiary and must consolidate the VIEs. As of March 30, 2007 and December 29, 2006, the Bank had loans outstanding to the two VIEs in the amount of $120,969 and $123,660, respectively. The assets of these VIEs totaled $133,916 and $136,706 as of March 30, 2007 and December 29, 2006, respectively. The consolidated assets that collateralize the Bank's loans are

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

generally loans or leases. Holders of the beneficial interests in these VIEs have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE. Minority interest held in the consolidated VIEs by third parties amounted to $12,210 and $12,278 as of March 30, 2007 and December 29, 2006, respectively.

In addition, the Bank holds a significant variable interest in several VIEs as a result of its lending and investing activities.

o One VIE was created to acquire automobile leases. The Bank also has an investment position in this VIE. As of March 30, 2007, this VIE has total assets of approximately $338. The Bank's maximum exposure to loss as a result of its lending and investment activities in this VIE is $0, which assumes no collections on the outstanding loan and a complete loss on the equity investment.

o Another VIE was created in December 2005, when the Bank established an asset-backed commercial paper conduit ("ABCP conduit"). MLBUSA entered into a liquidity asset purchase agreement with the conduit in the amount of $5,000,000 to purchase investment-grade securities from the ABCP conduit in the event the notes issued by the ABCP conduit are not purchased in the market. The Bank also has a commitment to issue letters of credit in aggregate up to $200,000 in the event a credit enhancement is needed to maintain the ABCP conduit rating. A third-party investor purchased a $4,500 first loss note issued by the ABCP conduit which is subordinated to all other claims and enhancements. The Bank is subject to credit loss exposure only to the extent there are assets in the conduit. As of March 30, 2007, this VIE has total assets of approximately $4,959,274. The Bank also serves the conduit as administrative agent for which it receives a fee. Fees received for these products and services totaled $3,387 and $2,101 during the three months ended March 30, 2007 and March 31, 2006, respectively. MLBUSA's maximum exposure to loss as a result of its relationships is $5,200,000, which assumes the conduit is fully funded and the securities purchased suffer a total loss.

o In June 2006, the Bank established a second asset-backed commercial paper conduit. MLBUSA has entered into a liquidity asset purchase agreement with the conduit in the amount of $5,000,000 to purchase assets from the ABCP conduit in the event the notes issued by the ABCP conduit are not purchased in the market. The Bank also has a commitment to issue letters of credit in aggregate up to $400,000 in the event a credit enhancement is needed to maintain the conduit rating. The conduit has purchased credit default protection to cover itself for any potential losses, on secured loans held by the conduit, up to the maximum payout of $15,000. The Bank is subject to credit loss exposure only to the extent there are assets in the conduit. As of March 30, 2007, this VIE had assets of $1,465,935. The Bank also serves the conduit as administrative agent for which it receives a fee. Fees received for these products and services totaled $1,026 during the three months ended March 30, 2007. The Bank's maximum exposure to loss as a result of its relationships is $2,605,979, which assumes the conduit is fully funded and the assets purchased suffer a total loss.

o In addition, the Bank holds a significant financial interest in VIEs where the Bank lends to construction development special purpose entities. The assets held in the VIEs totaled $281,939 and $274,742 at March 30, 2007 and December 29, 2006, respectively. The maximum exposure to loss, which assumes no collections on the outstanding loans and a complete loss on the equity investment, is $196,401 and $180,667 at March 30, 2007 and December 29, 2006, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

11.  COMMITMENTS, CONTINGENCIES, AND GUARANTEES


Commitments

In the normal course of business, the Bank enters into a number of off-balance sheet commitments. These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews as those recorded on the condensed consolidated balance sheet.


Credit Extension

The Bank enters into commitments to extend credit and letters of credit to meet the financing needs of its customers. A summary of the Bank's unfunded commitments to extend credit follows:

                                                March 30,            Deember 29,
                                                  2007                  2006
                                            ------------------    --------------
Consumer
 Securities-based                              $   81,144          $   124,885
 Unsecured                                         17,557                8,735
 Residential mortgages - home equity               28,404                28,609
                                            ------------------    --------------
   Total consumer                                  127,105               162,229

Commercial
 Asset-based                                     8,133,071             7,725,161
 Commercial and industrial                       6,404,054             4,016,034
 Real estate                                     2,055,384             1,875,689
 Securities-based                                   58,129                44,070
 Unsecured                                      18,951,430            20,110,545
 Hedge fund lending                                226,519               276,305
 Other                                              44,610                22,008
                                            ------------------    --------------
   Total commercial                             35,873,197            34,069,812
                                            ------------------    --------------
Total                                          $36,000,302           $34,232,041
                                            ------------------    --------------

Commitments to extend credit are legally binding, generally have specified rates and maturities, and are for specified purposes. In many instances, the borrower must meet specified conditions before the Bank is required to lend. Commitments to extend credit that are subsequently participated to entities other than MLBUSA are excluded from the commitment amounts. The Bank manages the credit risk on its commitments by subjecting these commitments to normal credit approval and monitoring processes.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

Unfunded commitments to extend credit have the following contractual remaining maturities at March 30, 2007:

                                                                               Expires in
                                             --------------------------------------------------------------------------------
                                                                       After 1             After 3
                                                                       Through             Through              After
                                               1 Year or Less          3 Years             5 Years             5 Years
                                               --------------          -------             -------             -------

Consumer
 Securities-based                                  $15,808              $65,336                   $-                 $-
 Unsecured                                          13,532                   25                4,000                  -
 Residential mortgages - home equity                     -                1,649                5,862             20,893
                                                  --------              -------              -------             ------
   Total consumer                                   29,340               67,010                9,862             20,893

Commercial
 Asset-based                                     3,141,108            1,594,654            2,514,753            882,556
 Commercial and industrial                       4,314,221              659,194            1,062,324            368,315
 Real estate                                       181,315            1,192,162              603,641             78,266
 Securities-based                                   52,920                5,146                   30                 33
 Unsecured                                       3,222,945            2,542,856           12,947,656            237,973
 Hedge fund lending                                226,519                    -                    -                  -
 Other                                                 686               21,065               18,363              4,496
                                              ------------          -----------         ------------          ---------
   Total commercial                             11,139,714            6,015,077           17,146,767          1,571,639
                                              ------------          -----------         ------------          ---------
Total                                         $ 11,169,054           $6,082,087          $17,156,629         $1,592,532
                                            ================     ==============      ===============       ============


During 2004, the Bank entered into a master repurchase agreement with the Parent and an affiliate, Merrill Lynch Government Securities, Inc. ("MLGSI") in which MLBUSA agrees to purchase securities issued or guaranteed by the United States of America or its agencies, and such other securities that are permissible under applicable bank regulations, and the seller agrees to repurchase the securities at a time specified at purchase (a repurchase agreement) up to a maximum of $5,000,000. As of March 30, 2007 and December 29, 2006 no securities had been purchased pursuant to this agreement.

The Bank is also committed to fund charges resulting from Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") customers' use of delayed debit cards issued by the Bank. These advances are collateralized by either cash on deposit at the Bank or cash and securities held in the customer's MLPF&S brokerage account. Advances outstanding as of March 30, 2007 and December 29, 2006 were $61,309 and $63,564, respectively.

In December 2006, the Bank entered into a master repurchase agreement with MLBT-FSB, an affiliate, in which MLBUSA agrees to purchase securities or home equity line of credit loans secured by first or second liens on single-family residential real property against the transfer of funds to MLBT-FSB up to

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

a maximum of $1,500,000. MLBT-FSB agrees to repurchase the securities or loans on demand. As of March 30, 2007, no assets have been purchased pursuant to this agreement.

For each of these types of instruments, the Bank's maximum exposure to credit loss is represented by the contractual amount of these instruments. Many of the commitments are collateralized, or would be collateralized upon funding, and most are expected to expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent the risk of loss or future cash requirements.

Revolving Credit Facility

On August 5, 2006, MLBUSA entered into an unsecured revolving credit facility with MLBT-FSB, where the Bank may lend up to $1,000,000. The interest rate charged for any advance up to the established limit will be equal to the LIBOR rate plus 17 basis points or the federal funds rate plus 22 basis points. In consideration of the foregoing commitment of the Bank, MLBT-FSB pays a fee of an amount equal to 8 basis points of the average daily undrawn portion of the committed credit. There were no borrowings outstanding under this facility at March 30, 2007.

Contingencies

The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses. Management of the Bank, based on its review with counsel of development of these matters to date, considers that the aggregate loss resulting from the final outcome, if any, of these proceedings should not be material to the Bank's consolidated financial condition or results of operations.

Other

MLBUSA's money market and time deposits are deposited at the Bank by MLPF&S, an affiliate, as agent for certain customers. The Bank's funding of its assets is dependent upon these deposits and the affiliate's ongoing relationships with its customers.

Guarantees

MLBUSA provides guarantees to counterparties in the form of standby letters of credit and liquidity asset purchase agreements. Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party the financial commitments or contractual obligations of the Bank's customer. The liquidity asset purchase agreement is a commitment to purchase assets from certain ABCP conduits that are rated investment grade by a nationally recognized rating agency or secured loans.



These guarantees are summarized at March 30, 2007:

                                               Maximum

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

            Type of Guarantee             Payout/Notional            Carrying Value           Value of Collateral
    ---------------------------------------------------------- -------------------------------------------------------
     Standby letters of credit           $      2,605,646               $       (18,275)        $  607,942       (1) (2)
     Liquidity asset purchase            $      5,200,000               $       (2,402)         $ 4,959,274     (3) (4)
        agreement (a)
     Liquidity asset purchase            $      2,605,979               $       (3,224)         $ 1,465,558      (5) (6)
        agreement (b)
     Liquidity asset purchase            $      3,081,000               $       (1,927)         $  3,361,573     (7)
        agreement (c)



(1)      Marketable securities delivered by customers to MLBUSA collateralize up to $305,431 of the standby letters of credit.
(2)      In the event MLBUSA funds the standby letters of credit, the Bank has recourse via loan agreements to customers on whose behalf the Bank issued the standby letter of credit in the amount of $1,971,767.
(3)      In the event MLBUSA purchases securities pursuant to this agreement, the Bank will receive investment grade marketable securities.
(4)      The maximum payout/notional amount includes a commitment to issue letters of credit in the amount of $200,000.
(5)      In the event MLBUSA purchases assets pursuant to this agreement, the Bank will receive undivided interests in secured loans previously acquired or financed by the conduit.
(6)      The maximum payout/notional amount includes issued letters of credit in the amount of $117,373.
(7)      In the event MLBUSA purchases securities pursuant to this agreement, the Bank will receive investment grade debt securities.

Expiration information for these contracts is as follows:

                                            Maximum              Less than 1                                        Over
           Type of Guarantee             Payout/Notional            Year          1 - 3 years    4 - 5 years     5 Years
          ------------------            ---------------            -----          -----------    -----------    --------

    Standby letters of credit               $   2,605,646         $706,371          $   785,660   $ 1,107,555     $  6,060
    Liquidity asset repurchase              $   5,200,000         $ 5,200,000       $             $               $
    agreement (a)                                                                   -             -               -
    Liquidity asset repurchase              $   2,605,979         $ 2,488,606       $             $    117,373    $
    agreement (b)                                                                   -                             -
    Liquidity asset repurchase              $   3,081,000         $ 3,081,000       $             $               $
    agreement (c)                                                                   -             -               -

The standby letters of credit amounts above include two-party letters of credit issued by the Bank in conjunction with a principal protected mutual fund. The two-party letters of credit require the Bank to pay an amount equal to the amount by which the mutual fund asset value at the end of seven years is less than the amount originally invested. This fund is managed using an algorithm that requires holding an amount of highly liquid risk-free investments in addition to other more risky investments that, when combined, will result in the return of at least the original principal investment to the investors at maturity of the fund unless there is a significant and sudden market event. The Bank's maximum potential exposure to loss with respect to the two-party letters of credit totals $633,879. Such a loss assumes that no funds are invested in risk-free investments, and that all investments suffer a total loss. As such, this measure significantly overstates the Bank's expected loss exposure at March 30, 2007.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)


Liquidity asset purchase agreement (a) is a commitment to purchase investment grade securities from an ABCP conduit formed in December 2005 to purchase securities or other financial assets and fund those purchases through the issuance of notes, including commercial paper. The liquidity support would be called on by the ABCP conduit in the event a market disruption or other event make it difficult or impossible for the ABCP conduit to issue new notes to repay previously issued notes at their maturity. The Bank's maximum exposure to loss with respect to the liquidity asset purchase agreement is $5,000,000. Such a loss assumes that the Bank suffers a total loss on all securities held by the ABCP conduit. As such, this measure significantly overstates the Bank's expected loss exposure at March 30, 2007.

Also related to the ABCP conduit, the Bank has committed to issue standby letters of credit. The letters of credit act as a credit enhancement to the ABCP conduit and will be issued in variable amounts up to $200,000 as necessary to maintain the ABCP conduit rating. No letters of credit were issued pursuant to the commitment at March 30, 2007. The Bank's maximum exposure to loss with respect to the commitment to issue these letters of credit is $200,000. Such a loss assumes that the Bank issues the letters of credit and suffers a total loss. As such, this measure significantly overstates the Bank's expected loss exposure at March 30, 2007.

Liquidity asset purchase agreement (b) is a commitment to purchase asset backed loan receivables previously acquired or financed from the conduit formed in June 2006 to purchase assets and fund those purchases through the issuance of extendable commercial paper, callable notes and extendable notes. The liquidity support would be called on by the conduit in the event a market disruption or other event make it difficult or impossible for the conduit to issue new notes to repay previously issued notes at their maturity. The Bank's maximum exposure to loss with respect to the liquidity asset purchase agreement is $2,488,606. Such a loss assumes that the Bank suffers a total loss on all asset-backed loans and commitments issued by the conduit. As such, this measure significantly overstates the Bank's expected loss exposure at March 30, 2007.

Also related to this conduit, the Bank has committed to issue standby letters of credit. The letters of credit act as a credit enhancement to the conduit and will be issued in variable amounts up to $400,000 as necessary to maintain the conduit rating. The Bank's maximum exposure to loss with respect to issued letters of credit is $117,373. Such a loss assumes that the Bank suffers a total loss on these letters of credit. As such, this measure significantly overstates the Bank's expected loss exposure at March 30, 2007.

Liquidity asset purchase agreement (c) is a commitment to purchase collateral debt securities from an ABCP conduit formed in March 2007 to purchase securities or other financial assets and fund those purchases through the issuance of notes, including commercial paper. The liquidity support would be called on by the ABCP conduit in the event a market disruption or other event make it difficult or impossible for the ABCP conduit to issue new notes to repay previously issued notes at their maturity. The Bank's maximum exposure to loss with respect to the liquidity asset purchase agreement is $3,081,000. Such a loss assumes that the Bank suffers a total loss on all securities held by the ABCP conduit. As such, this measure significantly overstates the Bank's expected loss exposure at March 30, 2007.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

In connection with certain asset sales and securitization transactions, MLBUSA typically makes representations and warranties about the underlying assets conforming to specified guidelines. If the underlying assets do not conform to the specifications, MLBUSA may have an obligation to repurchase the assets or indemnify the purchaser against any loss. To the extent these assets were originated by others and purchased by the Bank, MLBUSA seeks to obtain appropriate representations and warranties in connection with its acquisition of the assets. The Bank believes that the potential for loss under these arrangements is remote. Accordingly, no liability is recorded in the condensed consolidated financial statements.


12.  CAPITAL REQUIREMENTS

MLBUSA is subject to various regulatory capital requirements administered by U.S. Federal and state banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's condensed consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that involve quantitative measures of MLBUSA's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. MLBUSA's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital (as defined in the regulation) to risk-weighted assets (as defined in the regulation), and of Tier 1 capital to average assets (as defined in the regulation). Management believes, as of March 30, 2007 and December 29, 2006, that the Bank meets all capital adequacy requirements to which it is subject.




As of March 30, 2007, the most recent notification from the Federal Deposit Insurance Corporation categorized MLBUSA as "well capitalized" under the regulatory framework for prompt corrective action.

To be categorized as "well capitalized," MLBUSA must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed MLBUSA's category.

The Bank's actual capital amounts and ratios are presented in the following table:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                                                                            Minimum
                                                                                                           To Be "Well
                                                                                                        Capitalized" Under
                                                                         Minimum for Capital            Prompt Corrective
                                                Actual                    Adequacy Purposes             Action Provisions
------------------------------------ ----------------------------- -- -------------------------- -- ---------------------------
                                         Amount          Ratio             Amount        Ratio           Amount         Ratio
                                         ------          -----             ------        -----           ------         -----
March 30, 2007
Total capital
  to risk - weighted assets            $6,591,071         11.53 %       $4,575,018        8.0 %       $5,718,773        10.0 %
Tier I capital to risk - weighted
assets                                 $5,694,176          9.96 %       $2,287,509        4.0 %       $3,431,264         6.0 %
Tier I capital to average assets       $5,694,176          9.18 %       $2,481,140        4.0 %       $3,101,426         5.0 %

December 29, 2006
Total capital
  to risk - weighted assets            $6,429,208         10.75 %       $4,785,309        8.0 %       $5,981,636        10.0 %
Tier I capital to risk - weighted
assets                                 $5,524,426          9.24 %       $2,392,654        4.0 %       $3,588,981         6.0 %
Tier I capital to average assets       $5,524,426          8.92 %       $2,477,784        4.0 %       $3,097,230         5.0 %



13.  DERIVATIVES

MLBUSA uses derivative instruments to manage its interest rate risk position. The types of derivative instruments used and the accounting for those instruments are discussed in Note 1 in the Bank's 2006 Condensed Consolidated Financial Statements. MLBUSA's derivative positions at March 30, 2007 and December 29, 2006 follow:

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)


                                                              March 30, 2007                    December 29, 2006
                                                                         Estimated                          Estimated
                                                        Notional        Fair Value         Notional         Fair Value
                                                      --------------    ------------    ---------------    -------------
Interest rate swaps
     Bank receives fixed/pays floating                  $10,927,157        $104,443        $16,625,550        $ 131,731
     Bank receives floating/pays fixed                   12,207,022         142,782         12,772,498          171,689
     Bank receives CPI-indices linked/pays floating               -               -            281,105           (1,671)
Interest rate futures                                       301,885           7,093          1,427,000             (119)
Interest rate options                                    37,957,000           (138)            384,430            1,309
Credit default swaps                                        336,673           3,572          6,170,762          (51,928)
Principal protection guarantees                           6,795,564        (24,718)            448,688            5,321
Equity linked                                               445,728           5,136            260,507              349
Total return swaps/credit link note                         280,951         (8,075)            448,688              181
Foreign exchange forward contracts                          445,728              94          4,304,023          (41,339)
To-be-announced security forward contracts                2,417,963           5,633             40,000              127
Mortgage purchase commitment                                 15,000             (76)           479,250           (2,263)
                                                        -----------        --------        -----------        ---------
Total                                                   $72,130,671        $235,746        $43,642,501        $ 213,387
                                                        -----------        --------        -----------        ---------
Weighted average receivable interest rate                      5.26 %                             5.32 %
Weighted average payable interest rate                        (4.91)%                            (4.94)%

14.  FAIR VALUE MEASUREMENTS

The Bank's financial instruments reported in the financial statements at fair value are categorized based on the priority of the inputs to the valuation technique, into a three level hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the fair value of the financial instrument fall within different levels of the hierarchy, the category level to which the financial instrument is assigned is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the condensed consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, and most U.S. Government and agency securities).

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 inputs include the following: (a) Quoted prices for similar assets or liabilities in active markets. (b) Quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds because these instruments trade infrequently). (c) Pricing models whose inputs other than quoted market prices that are observable (examples include most over-the-counter derivatives such as interest rate and currency swaps). (d) Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

other means for substantially the full term of the asset or liability (an example includes certain mortgage loans).

Level 3. Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect management's own assumptions about the assumptions a market participant would use in pricing the asset or liability (for example, private equity investments and certain collateral-dependent loans).

Assets and liabilities with fair value measured on a recurring basis
The following table presents MLBUSA's fair value hierarchy for its assets and liabilities measured at fair value on a recurring basis.

                                                             Fair Value Measurements on a Recurring Basis
                                                                         as of March 30, 2007
                                        ----------------------------------------------------------------------------------------
                                                                                                   Netting
                                           Level 1            Level 2            Level 3           Adj (1)            Total
                                        --------------     --------------     --------------    --------------    --------------
Assets:
Trading assets (excludes
derivative contracts designated as
trading)                                       $    -        $ 1,654,853             $    -            $    -       $ 1,654,853
Derivative assets (includes
derivative contracts designated as
trading)                                            -            276,854                  -          (152,495)          124,359
Securities                                      8,273         20,416,619                  -                 -        20,424,892
Loans held for sale                                 -          1,322,754               5,571                          1,328,325
Other assets                                        -                  -              23,280                -            23,280
Liabilities:
Derivative liabilities                              -            (33,037)                  -            4,423          (28,614)


(1) Represents cash collateral and the impact of netting across the levels of the fair value hierarchy.





The following table provides a summary of changes in fair value of the Bank's Level 3 assets and liabilities as well as the portion of gains or losses included in income attributable to unrealized gains or

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

losses relating to those assets and liabilities still held at March 30, 2007. As inputs can fall into multiple levels of the priority hierarchy, and as the category is based on the lowest priority of inputs used to determine fair value, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, gains and losses for such assets and liabilities categorized within the Level 3 table below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3). Further, the following table does not consider the effect of derivatives included in Level 1 and 2 that economically hedge certain exposures to the Level 3 positions.


                              Level 3 Assets and Liabilities
                            Three months ended March 30, 2007
                            ---------------------------------

                                                        Loans Held for
                                                             Sale             Other Assets
                                                        ----------------    -----------------
Assets:
Beginning balance                                             $   6,632            $  22,600
    Total gains or (losses)
        Included in gains (losses) on sale of loans             (4,380)                    -
        Included in equity and partnership interests                  -                4,145
    Purchases, issuances and settlements                        (1,162)               (3,465)
    Transfers in (out)                                            4,481                    -
                                                        ----------------    -----------------
Ending balance                                                $   5,571            $  23,280
                                                        ================    =================
Unrealized gains included in income
   attributable to those assets still held                    $   1,575            $   4,145
                                                        ================    =================


Assets and liabilities with fair value measured on a non-recurring basis
The following table presents MLBUSA's fair value hierarchy for its assets and liabilities measured at fair value on a non-recurring basis and includes gains or losses recorded in the condensed consolidated statement of earnings for the quarter-ended March 30, 2007. Loans held for sale are accounted for on a LOCOM basis, and the fair value of the assets is less than the book value. Loans and leases receivable reported includes only those impaired loans that are collateral dependent. For loans included in Level 3 of the fair value hierarchy, fair value is estimated using book values of pledged collateral reported by the borrower judgementally adjusted by management based on historical experience with similar clients and assets to an amount estimated to be collected.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                       Fair Value Measurements on a Non-Recurring Basis
                                                                     as of March 30, 2007
                                  --------------------------------------------------------------------------------------------
                                     Level 1            Level 2            Level 3              Total          Gains (Losses)
                                  ---------------    ---------------    ---------------    ----------------    ---------------
Loans held for sale                     $-              $290,340           $14,177            $304,517            $(3,234)
Loans and leases receivable              -               35,949             31,649             67,598              1,082

15.  FAIR VALUE OPTION

SFAS No. 159 provides MLBUSA with a fair value option election that allows the Bank to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. If the fair value option is elected, changes in fair value are recognized in the current period earnings.
SFAS No. 159 permits the fair value option election on an instrument by instrument basis, or a pooled or grouped basis, at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument (such as upon acquisition). Interest income is recognized on loans or securities for which the fair value option has been selected based upon the contractual principal amount, the stated interest rate, and the number of days in the period.

The following table presents a summary of financial assets and financial liabilities for which the fair value option was elected on December 30, 2006 and the cumulative-effect adjustment to retained earnings recorded in connection with the initial adoption of SFAS No. 159.



                                                                                 Transition adjustments to
                                                      Carrying Value Prior           Retained Earnings               Carrying Value
                                                           to Adoption                  Gain/(Loss)                  After Adoption
                                                      ----------------------    ----------------------------       -----------------

Assets:
 Investment securities (1)                                   $406,373                   $(11,367)                       $406,373
 Loans held for sale (2)                                    1,332,535                      1,980                       1,334,515
                                                                                ----------------------------
 Pre-tax cumulative-effect of adoption                                                    (9,387)
                                                                                           3,659
     Deferred taxes                                                             ----------------------------
     Cumulative effect of adoption of the fair value option                              $(5,728)
                                                                                ============================

(1) The Bank adopted the fair value option for certain securities in its strategic risk portfolio to provide for more efficient accounting and administration of the securities and related hedges. As these securities were previously accounted for as available-for-sale securities, the carrying value prior to adoption was fair value with the variance from the cost basis of the assets (the unrealized net loss) reported in accumulated other comprehensive income, a component of capital. Upon adoption of SFAS No. 159 for these securities, the amount previously included in accumulated other comprehensive income was included in beginning retained earnings and the carrying value after adoption remained unchanged at the fair value of the securities.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 30, 2007 and March 31, 2006
--------------------------------------------------------------------------------
(Dollars in thousands)

(2)The Bank adopted the fair value option for the automobile loan portfolio as it is risk managed on a fair value basis.

The following table provides information about where in the condensed consolidated statement of earnings changes in fair values, for which the fair value option has been elected, are included in earnings for the quarter ended March 30, 2007.


             Changes in Fair Value for the Quarter-Ended March 30, 2007,
          for Items Measured at Fair Value Pursuant to the Fair Value Option
--------------------------------------------------------------------------------
                                      Gains (losses) on     Total Changes in
                                        sale of loans          Fair Value
Assets:
   Loans held for sale (1)                 $24,152               $24,152



(1) The decrease in fair value of loans held for sale for which the fair value option was elected that was attributable to changes in borrower-specific credit risk, determined by reviewing the change in individual loan impairment and the change in credit spreads for securities backed by similar loans, was $4,357 for the quarter ended March 30, 2007.

The following table presents the difference between fair values and the aggregate contractual principal amounts of loans held for sale, for which the fair value option has been elected.

                                         Fair Value at             Contractual Principal
                                          March 30, 2007                   Amount                   Difference
                                         ---------------------     --------------------------    -------------------

Assets:
   Loans held for sale (1)                $1,328,325                $1,579,000                           $(250,675)


(1) The fair value of loans for which the fair value option was elected that are greater than 90 days past due as of March 30, 2007 was $4,126; the fair value of loans on nonaccrual status, including most of the loans greater than 90 days past due, is $5,571. The difference between the fair value and unpaid principal balance of loans greater than 90 days past due or on nonaccrual is $14,453 as of March 30, 2007.